Exhibit 10.3

+SPARTON CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (Agreement) is made this [DATE], between SPARTON CORPORATION (Company) and [NAME], an employee of the Company or one of its subsidiaries (Employee), pursuant to Section 6.A. of the 2010 Sparton Corporation Long Term Stock Option Incentive Plan (Plan). Capitalized terms used but not defined herein have the meanings given such terms in the Plan.
IT IS AGREED AS FOLLOWS:
1.Grant of Option. Pursuant to the Plan, the Company hereby grants to the Employee the option to purchase [NUMBER] shares of the Company’s common stock (Option Shares), on the terms and conditions herein set forth in this Agreement (Option). The Option Shares are not intended to be incentive stock options (ISOs) qualifying under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.
2.    Purchase Price. The purchase price of the shares covered by this Option shall be [AMOUNT] per share. The Committee has determined that such price is fair market value of a share of the Company’s common stock on this date.
3.    Term of Option. The term of this Option shall be for a period of 10 years, subject to earlier termination as provided in subsequent paragraphs of this Agreement.
4.    Employee’s Agreement. Employee’s employment by the Company shall be at the sole discretion of the Company, and this Agreement shall not impose on the Company any obligation to retain the Employee in its employ for any period. In the event of the termination of Employee’s employment by the Company for any reason prior to the one year anniversary of the date of this Agreement this Option shall terminate, unless this Option becomes exercisable as provided in paragraph 7 of this Agreement.
5.    Vesting and Exercise of Option.

(a)
Vesting Periods. The Option shall vest at a rate of 25% per year commencing on the first anniversary of the date of the grant (described above) and 25% on each subsequent date until 100% vested. Employee must be employeed on the date vesting is to occur or any outstanding and unvested portion of the Option shall be forfeited.

(b)
Exercise Periods. Subject to the terms and conditions of this Agreement and the Plan (including, but not limited to, the conditions set forth in paragraph 7), the Option Shares are exercisable as soon as they have vested under Paragraph 5(a).

(c)
Notice and Conditions. This Option may be exercised at any time during the term of this Option, by written notice to the Company (Notice) as to any or all of the vested Option Shares, but not as to less than 100 shares at any one time, unless the number purchased is the total number of shares remaining to be purchased under this Agreement. The Notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the person exercising this Option, and shall be accompanied by payment of the full purchase price of the shares. This Agreement shall be submitted to the Company

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Exhibit 10.3

with the Notice for purposes of recording the shares being purchased, if exercised in part, or for purposes of cancellation of this Agreement if all shares then subject to this Agreement are being purchased. In the event this Option shall be exercised pursuant to paragraph 7(c) hereof by any person other than the Employee, such Notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.

(d)
Payment Terms. Payment of the purchase price shall be made by: (a) cash, check, bank draft or money order, payable to the order of the Company; (b) the delivery by the Employee of unencumbered shares of common stock of the Company (provided that any shares acquired pursuant to the exercise of an option have been held by Employee for a period of at least six consecutive months) with a fair market value on the date of exercise equal to the total purchase price of the shares to be purchased; (c) the delivery of the portion of the Option under this Agreement with a fair market value on the date of exercise equal to the total purchase price of shares to be purchased; or (d) a combination of (a), (b) and (c). Subject to the conditions set forth in paragraphs 7(b) and 12, upon exercise of all or a portion of this Option, the Company shall issue to the Employee a stock certificate representing the number of shares with respect to which this Option was exercised.

6.    Transferability of Option. Except as provided below, this Option shall not be sold, transferred, assigned, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, levy, attachment or similar process. Except as provided in this Agreement, any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect.
7.    Termination of Employment, Retirement, Disability and Death.

(a)
Termination of Employment other than Retirement, Disability or Death. In the event the Employee ceases to be employed by the Company for any reason other than Retirement, Disability or Death, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such termination and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of 90 days following cessation of the Employee’s employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise.

(b)
Retirement or Disability. In the event the Employee ceases to be employed by the Company by reason of Retirement or Disability, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of such Retirement or Disability and have not been fully exercised, be exercisable, in whole or in part, at any time within the period of three years following such termination of employment, subject, however, to prior expiration of the term of this Option and any other limitations upon its exercise in effect at the date of exercise. If the Employee dies after such Retirement or Disability, this Option shall be exercisable in accordance with paragraph 7(c) hereof.

(c)
Death. In the event of the Employee’s death, this Option shall, to the extent rights to purchase shares hereunder have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Employee’s estate, by any person or persons who shall have acquired this Option directly

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Exhibit 10.3

from the Employee by bequest or inheritance at any time during the following periods: (i) if Employee dies while employed by the Company, at any time within six months after the date of death, or (ii) if Employee dies during the extended exercise period following termination of employment specified in paragraph 7(b), at any time within the longer time of such extended period or six months after the date of death, subject, however, in each case, to the prior expiration of the term of this Option and any other limitations on the exercise of such Option in effect at the date of exercise.

(d)
Termination of Option. If this Option is not exercised within whichever of the exercise periods specified in paragraph 7(a), 7(b) or 7(c) is applicable, this Option shall terminate upon earlier of the expiration of such exercise period or the period specified in Paragraph 3.

(e)
Vesting. Upon Termination of Employment and Termination of the Option, vesting shall cease and no additional share shall become vested after the date of the Termination of Employment or Termination of the Option.

8.    Tax Withholding. The exercise of this Option is subject to the satisfaction of withholding tax or other withholding liabilities, if any, under federal, state and local laws in connection with such exercise or the delivery or purchase of shares pursuant hereto. The exercise of this Option shall not be effective unless applicable withholding shall have been effected or obtained in the preceding manner or in any other manner acceptable to the Committee.
9.    Rights as a Shareholder. Employee shall have no rights as a shareholder with respect to any shares covered hereby until Employee shall have become the holder of record of such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date on which Employee shall have become the holder of record thereof, except as provided in paragraph 9.
10.    Modification, Extension and Renewal. Subject to the terms and conditions and within the limitations of the Plan, the Committee, subject to approval of the Board of Directors, may modify or renew this Option, or accept its surrender (to the extent not theretofore exercised) and authorize the granting of a new option or options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification shall, without the consent of the Employee, alter or impair any rights or obligations hereunder.
11.    Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising this Option to make such representations, including a representation that it is the Employee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. In such event, no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.
12.    Subject to Plan. This Option is subject to the terms and provisions of the Plan. If any inconsistency exists between the provisions of this Agreement and the Plan, the Plan shall govern.

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Exhibit 10.3

13.    Exempt from 409A. This Option is intended to be exempt from 409A under the stock rights exemption, as described in Treasury Regulation 1.409A-1(b)(5)(i). This Option shall be interpreted in a manner consistent with the intent that this Option be exempt from 409A.
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Exhibit 10.3

IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been executed the date first above written.

SPARTON CORPORATION

By:____________________________
Cary B. Wood
Its: Chief Executive Officer

EMPLOYEE

_______________________________
[NAME]

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Exhibit 10.3

RECORD OF EXERCISE

Date	Number of Shares	Price Per Share	Shares Subject to Option After Exercise

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